Exhibit 99.1

Annual Shareholder Meeting May 24, 2007

OTC 2007 "Transforming the Industry" was the theme at this year's Offshore Technology Conference (OTC) in Houston. Over the past 38 years, the OTC has continued to evolve as the world's largest energy industry event, showing off the wares of energy service and manufacturing companies across the globe. This year's conference posted further growth, with 2,400 exhibiting companies from 30 different countries, drawing a crowd of more than 67,000 people. While still shy of the peak levels we saw during the early 1980s, attendance was still above the over 46,000 annual attendees we have averaged over the prior 15 years, and represented a sharp jump from last year's attendance of 59,000 people. Additionally, the number of exhibiting companies at the conference was near the highest level since 1983, indicating the healthy state of a growing market. Source

North American Market Outlook North American Market Outlook

International Market Outlook International Market Outlook

Central & South America Market Outlook Central & South America Market Outlook

Middle East / Africa Market Outlook Middle East / Africa Market Outlook

Expansion Program BOP Repairs

6" CNC HBM 5" CNC HBM Expansion Program BOP Repairs

Wellhead Initiative T-3 Energy Services is enhancing our wellhead operating unit to bundle T-3 product offerings and grow "up-market" with our wellhead and production systems' product offering. Up-market selling allows us to offer our wellhead and production pressure control equipment (chokes, valves and other API 6A equipment) directly to more mid-size and large oil and gas operators. The market for this product offering is approximately $2.8 billion per year. Entry into this market should help expand our future marketshare.

Wellhead Initiative Status Hired inside sales resource Added experienced staff to handle increased work load and upgraded quoting process Hired sales manager Experienced with up-market customers Manage overall sales effort Hired sales staff for Houston, Dallas and the Rocky Mountain Area Presentations Team presentations to target customers Teams include Management, Engineering and Quality Staff

Wellhead Initiative Status, continued Product Engineering Conventional wellhead - product is complete Foundation for standard wellhead product offering 6A Production valve D-5 - product is complete Unique T3 design - lower cost, high performance valve API-6A PR-2 tested 5,000 PSI working pressure

TIMELY AND INNOVATIVE SOLUTIONS...

Wellhead Initiative Status, continued

- **Product Engineering**
  - 6A Production Valve D-10 – product is complete
    - Unique T3 design - lower cost, high performance valve
    - API-6A PR-2 tested
    - 10,000 PSI working pressure
  - Timesaver Wellhead - this product is well specific, we already have a base of these wellhead systems installed in the field
    - Enhanced drill-thru wellhead system
    - Value added product that reduces rig time
  - 6A Production Valve 15K – product is still in process
    - Unique T3 design – high temperature, high performance valve
    - API-6A PR-2 tested
    - 15,000 PSI working pressure

T3 Energy Services

Financial Overview

Significant Growth in Profitability and Cash Flow Note: Excludes discontinued operations. (1) 2005 EBITDA reflects a charge of $0.6 for terminated public offering costs. 2006 EBITDA reflects a charge of $0.4 associated with S-1 filing and amendments. $ in Millions Fiscal Year Ended December 31, Fiscal Year Ended December 31, Fiscal Year Ended December 31, Fiscal Year Ended December 31, Fiscal Year Ended December 31, 2004 2005 2006 Revenues $67.4 $103.2 $163.1 $47.9 Gross Profit % 33.1% 35.8% 36.9% 36.2% EBITDA(1) 8.8 17.0 32.9 $9.9 % Margin 13.1% 16.5% 20.2% 20.6% Income from continuing operations 2.9 8.1 18.4 5.5 % Margin 4.3% 7.8% 11.3% 11.5% Diluted EPS from continuing operations $0.27 $0.75 $1.68 $0.51 1st Qtr. 2007

2004 2005 2006 1st Qtr 2007 OEM 31 58.8 106.0443 35.9 Aftermarket 36.428 44.4 57.1007 12 OEM 2 Aftermarket 2 Successful Transition to a Well Regarded OEM Provider OEM revenues increased 78% in 2006 65% of total revenue in 2006 was generated from OEM products compared to 46% in 2004. First quarter 2007 OEM products was 75% $59.0 $47.9 90% OEM Increase $67.4 $103.2 $ in Millions $31.0 $163.1 78% OEM Increase % OEM 46% 57% 65% 75% $59.0 $105.2 $35.9

Q1'04 Q2'04 Q3'04 Q4'04 Q1'05 Q2'05 Q3'05 Q4'05 Q1'06 Q2'06 Q3'06 Q4'06 Q1'07 EBITDA 2.2 1.6 2.7 2.3 2.4 5.1 4.2 5.2 7.1 7.9 9.2 8.7 9.9 Revenue 13.1 15.2 13.7 16.6 17.4 19.9 21.6 27.4 28.6 30.2 35 36.6 38 Total Amount 15.3 16.8 16.4 18.9 19.8 25 25.8 32.6 35.7 38.1 44.2 45.2 47.9 EBITDA Margin 14.4 9.5 16.5 12.2 12.1 20.4 16.3 16 19.9 20.7 20.8 19.1 20.6 Strengthening Quarterly Financial Performance 213% Revenue Increase (Q1'04 to Q1'07) 350% EBITDA $ Increase (1) 9.9

Quarter Shipments $17.1 $18.8 $18.9 $32.6 $45.2 $47.9 Strong Growth Trajectory Growing backlog demonstrates brand name acceptance and increasing OEM market share 785% increase at year end 2005 vs. 2004 110% increase at year end 2006 vs. year end 2005 2002 2003 2004 2005 2006 3/31/2007 Pressure and Flow Control Backlog 5.4 3.3 3.4 30.1 63.3 69.9 Note: Excludes discontinued operations. 785% 110% $69.9

Disciplined Capital Expenditures Maintenance Capex is minimal per year 2003 2004 2005 2006 2007 Maintenance 0.673 0.881 0.745 0.8 1.5 Growth 0.288 1.019 1.755 8.3 8.1 0.8 8.3 $1.0 $1.9 $2.5 $9.1 $9.6